UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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CRITICAL THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CRITICAL THERAPEUTICS, INC.
60 WESTVIEW STREET
LEXINGTON, MASSACHUSETTS 02421
March 30, 2006
Dear Fellow Stockholders:
      I am pleased to invite you to join us for the Critical Therapeutics, Inc. 2006 Annual Meeting of Stockholders to be held on April 25, 2006 at 10:00 a.m., local time, at The Westin Waltham, 70 Third Avenue, Waltham, MA 02451. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are presented in the Notice of 2006 Annual Meeting of Stockholders and Proxy Statement that follow.
      In addition to Annual Meeting formalities, we will report to stockholders generally on Critical Therapeutics’ business, and will be pleased to answer stockholders’ questions relating to Critical Therapeutics.
      We hope you plan to attend the Annual Meeting. Please exercise your right to vote by signing, dating and returning the enclosed proxy card as described in the Proxy Statement, even if you plan to attend the meeting. You may also vote by proxy over the Internet or by telephone.
      On behalf of Critical Therapeutics’ Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Yours sincerely,

Paul D. Rubin, M.D.
President and Chief Executive Officer
YOUR VOTE IS IMPORTANT
PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE CRITICAL THERAPEUTICS THE EXPENSE OF ADDITIONAL SOLICITATION.

CRITICAL THERAPEUTICS, INC.
60 WESTVIEW STREET
LEXINGTON, MASSACHUSETTS 02421

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 25, 2006

To our stockholders:
      NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Critical Therapeutics, Inc. will be held on April 25, 2006 at 10:00 a.m., local time, at The Westin Waltham, 70 Third Avenue, Waltham, MA 02451. At the annual meeting, stockholders will consider and vote on the following matters:

1. The election of three (3) members to our board of directors to serve as Class II directors, each for a term of three years.

2. The adoption of the Critical Therapeutics, Inc. 2006 Employee Stock Purchase Plan (the “2006 Purchase Plan”), under which 400,000 shares of common stock will be authorized for issuance.

3. The ratification of our board of directors’ selection of Deloitte & Touche LLP as our registered public accounting firm for the fiscal year ending December 31, 2006.

4. Such other business as may properly come before the annual meeting or any adjournment thereof.
      Stockholders of record at the close of business on March 24, 2006 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.
      We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to Mellon Investor Services LLC, our transfer agent and registrar, has been enclosed for your convenience. You may also vote by proxy over the Internet or by telephone. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.
      All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

Scott B. Townsend, Esq.
Secretary
Lexington, Massachusetts
March 30, 2006
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

CRITICAL THERAPEUTICS, INC.
60 WESTVIEW STREET
LEXINGTON, MASSACHUSETTS 02421

PROXY STATEMENT

For the 2006 Annual Meeting of Stockholders
To Be Held On April 25, 2006
       This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Critical Therapeutics, Inc. for use at the 2006 Annual Meeting of Stockholders to be held on April 25, 2006 at 10:00 a.m., local time, at The Westin Waltham, 70 Third Avenue, Waltham, MA 02451, and of any adjournment thereof.
      All proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.
      Our Annual Report to Stockholders for the fiscal year ended December 31, 2005 is being mailed to stockholders with the mailing of these proxy materials on or about March 30, 2006.
      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Critical Therapeutics, Inc., Attention of Linda S. Lennox, Senior Director, Investor & Media Relations, Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421; telephone: (781) 402-5700. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 are also available on the SEC’s website at www.sec.gov.
Voting Securities and Votes Required
      Stockholders of record at the close of business on March 24, 2006 will be entitled to notice of and to vote at the annual meeting. On that date, 34,216,181 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.
      The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
      Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matter submitted to our stockholders, including the adoption of the 2006 Employee Stock Purchase Plan and the ratification of Deloitte & Touche LLP as our registered public accounting firm, requires the affirmative vote of the majority of shares present in person or represented by proxy and voting on such matter at the annual meeting. The votes will be counted, tabulated and certified by a representative of Mellon Investor Services LLC, who will serve as the inspector of elections at the annual meeting.
      Shares which abstain from voting as to a particular matter, and shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting.

      Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted, by voting again over the Internet or by telephone or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting or voted by proxy over the Internet or by telephone will be voted as specified. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named in this proxy statement, in favor of the adoption of the 2006 Employee Stock Purchase Plan and in favor of the ratification of Deloitte & Touche LLP as our registered public accounting firm. If any other items properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their best judgment. If the shares you own are held in “street name,” the bank, broker or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, broker or other nominee provides you.
      If your shares are registered directly in your name, you may vote:

•	Over the Internet. Go to the web site of our tabulator, Mellon Investor Services, at http://www.proxyvoting.com/crtx and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•	By Telephone. Call (866) 540-5760 toll-free from the United States or Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope to Mellon Investor Services. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
      If your shares are held in “street name” for your account by a bank, broker or other nominee, you may vote:

•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.
Householding of Annual Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Critical Therapeutics, Inc., Attention of Linda S. Lennox, Senior Director, Investor & Media Relations, Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421; telephone: (781) 402-5700. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCK OWNERSHIP INFORMATION
      The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2006 by:

•	each person, entity or group of affiliated persons or entities known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock,

•	each of our directors,

•	our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2005, who we refer to as our named executive officers, and

•	all of our directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. Shares of common stock issuable under stock options and warrants that are currently exercisable or exercisable within 60 days of February 28, 2006 are deemed to be beneficially owned by the persons holding the options or warrants for purposes of calculating the percentage ownership of that person but are not deemed outstanding for purposes of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them, except, where applicable, to the extent authority is shared by spouses under community property laws.

			Shares		Percentage
	Number of	Shares	Underlying	Total	of
	Outstanding	Underlying	Options	Number of	Common
	Shares	Warrants	Exercisable	Shares	Stock
Name and Address of	Beneficially	Currently	Within 60	Beneficially	Beneficially
Beneficial Owner(1)	Owned	Exercisable(2)	Days	Owned	Owned

5% Stockholders
Funds managed by Healthcare Ventures(3)	5,153,323	383,212	—	5,536,535	16.0%
44 Nassau Street, Second Floor Princeton, NJ 08542
Funds managed by MPM Asset Management II LLC(4)	4,845,877	191,606	—	5,037,483	14.7%
200 Clarendon Street, 54th Floor Boston, MA 02116
Funds managed by Advanced Technology Ventures(5)	3,182,132	447,081	—	3,629,213	10.5%
Bay Colony Corporate Center 1000 Winter Street, Suite 3700 Waltham, MA 02541
Prospect Venture Partners III, L.P.	2,281,022	798,358	—	3,079,380	8.8%
435 Tasso Street, Suite 200 Palo Alto, CA 94301
MedImmune Ventures, Inc.	2,857,142	—	—	2,857,142	8.4%
One MedImmune Way Gaithersburg, MD 20878
Johnson & Johnson Development Corporation	2,104,704	—	—	2,104,704	6.2%
One Johnson & Johnson Plaza New Brunswick, NJ 08933

			Shares		Percentage
	Number of	Shares	Underlying	Total	of
	Outstanding	Underlying	Options	Number of	Common
	Shares	Warrants	Exercisable	Shares	Stock
Name and Address of	Beneficially	Currently	Within 60	Beneficially	Beneficially
Beneficial Owner(1)	Owned	Exercisable(2)	Days	Owned	Owned

Directors and Named Executive Officers
Paul Rubin, M.D.(6)	51,236	—	630,561	681,797	2.0%
Christopher Mirabelli, Ph.D.(7)	5,153,323	383,212	—	5,536,535	16.0%
Nicholas Galakatos, Ph.D.(8)	4,845,877	191,606	4,166	5,041,649	14.7%
Jean George(9)	3,182,132	447,081	4,166	3,633,379	10.5%
James B. Tananbaum, Ph.D.(10)	2,281,022	798,358	5,556	3,084,936	8.8%
H. Shaw Warren, M.D.	227,244	—	50,040	277,284	*
Christopher Walsh, M.D.	10,666	—	13,332	23,998	*
Richard W. Dugan	—	—	19,444	19,444	*
Robert H. Zeiger	—	—	12,500	12,500	*
Walter Newman, Ph.D.(11)	185,332	—	174,147	359,479	1.1%
Trevor Phillips, Ph.D.(12)	6,533	—	166,232	172,765	*
Frederick Finnegan	40,406	—	82,229	122,635	*
Frank E. Thomas	14,000	—	131,020	145,020	*
All executive officers and directors as a group (14 persons, consisting of 6 officers and 8 non-employee directors)	15,998,771	1,820,257	1,328,329	19,147,357	51.4%

*	Represents beneficial ownership of less than one percent of common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is care of Critical Therapeutics, Inc., 60 Westview Street, Lexington, MA 02421.

(2)	Consists of shares underlying warrants to purchase our common stock at $6.58 per share issued in connection with our private placement in June 2005. Please see the section of this proxy statement entitled “Certain Relationships and Related Transactions — 2005 Private Placement” for more information.

(3)	Consists of 4,058,432 shares of common stock held by HealthCare Ventures VI, L.P. and 1,094,891 shares of common stock and warrants to purchase 383,212 shares of common stock held by HealthCare Ventures VII, L.P. Christopher Mirabelli, a member of our board of directors, is a General Partner of HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P., and a General Partner of HealthCare Partners VII, L.P., the general partner of HealthCare Ventures VII, L.P. Dr. Mirabelli disclaims beneficial ownership of the shares held by the funds managed by HealthCare Ventures, except to the extent of his pecuniary interest therein.

(4)	Consists of 360,533 shares of common stock and warrants to purchase 14,256 shares of common stock held by MPM BioVentures II, L.P.; 3,267,091 shares of common stock and warrants to purchase 129,181 shares of common stock held by MPM BioVentures II-QP, L.P.; 1,150,412 shares of common stock and warrants to purchase 45,487 shares of common stock held by MPM BioVentures GmbH & Co. Parallel — Beteiligungs KG; and 67,841 shares of common stock and warrants to purchase 2,682 shares of common stock held by MPM Asset Management Investors 2001 LLC. MPM BioVentures II, L.P., MPM BioVentures II-QP, L.P., MPM BioVentures GmbH & Co. Parallel — Beteiligungs KG and MPM Asset Management Investors 2001 LLC are affiliates of MPM Asset Management II LLC. Nicholas Galakatos, a member of our board of directors, is an investment manager of each of the funds managed by MPM Asset Management II LLC. Dr. Galakatos disclaims beneficial ownership of the shares held by the funds managed by MPM Asset Management II LLC, except to the extent of his pecuniary interest therein.

(5)	Consists of 2,554,802 shares of common stock and warrants to purchase 359,696 shares of common stock held by Advanced Technology Ventures VII, L.P.; 102,522 shares of common stock and warrants to purchase 14,434 shares of common stock held by Advanced Technology Ventures VII (B), L.P.; 49,279 shares of common stock and warrants to purchase 6,938 shares of common stock held by Advanced Technology Ventures VII (C), L.P.; 15,225 shares of common stock and warrants to purchase 2,144 shares of common stock held by ATV Entrepreneurs VII, L.P.; 5,714 shares of common stock held by ATV Alliance 2003, L.P.; 27,275 shares of common stock and warrants to purchase 60,037 shares of common stock held by Advanced Technology Ventures VI, L.P.; and

427,315 shares of common stock and warrants to purchase 3,832 shares of common stock held by ATV Entrepreneurs VI, L.P. Jean George, a member of our board of directors, is a Managing Director of the general partner of certain of the funds managed by Advanced Technology Ventures. Ms. George disclaims beneficial ownership of the shares held by the funds managed by Advanced Technology Ventures, except to the extent of her pecuniary interest therein.

(6)	Includes 9,866 shares of common stock held by Dr. Rubin’s daughter. Dr. Rubin disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein.

(7)	Consists of 5,153,323 shares of common stock and warrants to purchase 383,212 shares of common stock held by funds managed by HealthCare Ventures. Dr. Mirabelli, a member of our board of directors, is a General Partner of HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P., and a General Partner of HealthCare Partners VII, L.P., the general partner of HealthCare Ventures VII, L.P. Dr. Mirabelli disclaims beneficial ownership of the shares held by the funds managed by HealthCare Ventures, except to the extent of his pecuniary interest therein.

(8)	Consists of 4,845,877 shares of common stock and warrants to purchase 191,606 shares of common stock held by funds managed by MPM Asset Management LLC. Dr. Galakatos, a member of our board of directors, is a General Partner of MPM Capital, LP, which is affiliated with each of the funds managed by MPM Asset Management, LLC. Dr. Galakatos disclaims beneficial ownership of the shares held by the funds managed by MPM Asset Management LLC, except to the extent of his pecuniary interest therein.

(9)	Consists of 3,182,132 shares of common stock and warrants to purchase 447,081 shares of common stock held by funds managed by Advanced Technology Ventures. Ms. George, a member of our board of directors, is a Managing Director of the general partner of certain of the funds managed by Advanced Technology Ventures. Ms. George disclaims beneficial ownership of the shares held by the funds managed by Advanced Technology Ventures, except to the extent of her pecuniary interest therein.

(10)	Consists of 2,281,082 shares of common stock and warrants to purchase 798,358 shares of common stock held by Prospect Venture Partners III, L.P. Dr. Tananbaum is a Managing Member of Prospect Management Co. III, L.L.C., the general partner of Prospect Venture Partners III, L.P.

(11)	Includes 172,000 shares held by Seahorse Investments LLC, of which Dr. Newman is a Managing Member.

(12)	Includes 3,200 shares of common stock held by Dr. Phillip’s children. Dr. Phillips disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2005, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except as follows:

•	On April 26, 2005, Frank E. Thomas, our Chief Financial Officer, Senior Vice President of Finance and Treasurer, filed an amendment to a Form 4 originally filed on September 10, 2004 to reflect an option exercise and an option grant inadvertently omitted from such Form 4.

•	On June 22, 2005, Jean George, a member of our board of directors, filed a late Form 4 relating to, among other transactions, the grant of a non-statutory stock option on June 2, 2005.

•	On July 26, 2005, certain entities managed by MPM Asset Management LLC filed amendments to a Form 3 and a Form 4 originally timely filed on May 25, 2004 and June 2, 2004, solely to correct the misfiling of such forms under the wrong EDGAR codes for certain of the entities included in such filings.

•	On August 25, 2005, Paul D. Rubin, our President and Chief Executive Officer, filed an amendment to a Form 4 originally timely filed on August 23, 2005, to correct a typographical error relating to the identification of certain transactions reported therein as acquisitions or dispositions.

•	On September 26, 2005, Frederick Finnegan, our Senior Vice President of Sales and Marketing, filed a late Form 4 relating to option exercises on September 19, 2005.

•	On October 21, 2005, H. Shaw Warren, a member of our board of directors, filed a late Form 4 reporting an acquisition of shares of our common stock on June 2, 2004.

•	On November 7, 2005, certain entities affiliated with Advanced Technology Ventures filed a late Form 3 reporting an acquisition of shares of our common stock on June 20, 2005. The acquisition was originally reported on June 22, 2005 on a Form 4.

•	On November 16, 2005, Dr. Rubin filed amendments to two Form 4s originally timely filed on October 17, 2005 and October 31, 2005 in order to show the individual transactions made by Dr. Rubin on such dates, which where inadvertently reported on an aggregated basis in the original filings.

PROPOSAL ONE — ELECTION OF DIRECTORS
      Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. The number of members of our board of directors is determined from time to time by the board of directors. Our board of directors currently consists of nine members, three of whom are Class I directors (with terms expiring at the 2008 annual meeting), three of whom are Class II directors (with terms expiring at the 2006 annual meeting) and three of whom are Class III directors (with terms expiring at the 2007 annual meeting).
      At the 2006 annual meeting, stockholders will have an opportunity to vote for the nominees for Class II directors, Richard W. Dugan, Christopher Mirabelli, Ph.D. and James B. Tananbaum, M.D. Mr. Dugan is currently serving as a Class II director and has been a director since April 2004. Dr. Mirabelli is currently serving as a Class II director and has been a director since July 2001. Dr. Tananbaum is currently serving as a Class II director and has been a director since June 2005. The persons named in the enclosed proxy card will vote to elect these three nominees as Class II directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect. Each of the nominees has indicated his or her willingness to serve, if elected. However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.
      James B. Tananbaum, M.D. has been nominated for election as a director for the first time. In June 2005, in connection with an investment by Prospect Venture Partners III, L.P. in our private placement of common stock and warrants to purchase common stock to institutional and other accredited investors, our board of directors increased the size of the board to nine members and appointed Dr. Tananbaum as a Class II director. Dr. Tananbaum is a Managing Member of Prospect Management Co. III, L.L.C., the general partner of Prospect Venture Partners III, L.P. Please see the section of this proxy statement entitled “Certain Relationships and Related Transactions — 2005 Private Placement” for more information.

Board Recommendation
      The board of directors recommends a vote “FOR” the election of each of these Class II director nominees.
      The following paragraphs provide information as of the date of this proxy statement about each member of our board of directors, including the nominees for Class II directors. The information presented includes information about each director, including his or her age, all positions and offices he or she holds with us, his or her length of service as a director, his or her principal occupation and employment for the past five years, and the names of other publicly-held companies of which he or she serves as a director. Information about the number of shares of common stock beneficially owned by each director, our named executive officers and all directors and executive officers as a group, as of February 28, 2006, appears above under the heading “Stock Ownership Information.”
      No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.
Class II Director Nominees (Terms to Expire at the 2006 Annual Meeting)

Richard W. Dugan, age 64, became a director in 2004.
      Richard W. Dugan has served as a member of our board of directors since April 2004. From 1976 to September 2002, Mr. Dugan was a partner with Ernst & Young, LLP, where he served in a variety of managing and senior partner positions, including Mid-Atlantic Area Senior Partner from 2001 to 2002, Mid-Atlantic Area Managing Partner from 1989 to 2001 and Pittsburgh Office Managing Partner from 1981 to 1989. Mr. Dugan retired from Ernst & Young LLP in September 2002. Mr. Dugan currently serves on the board of directors of Advancis Pharmaceutical Corporation, a biopharmaceutical company. Mr. Dugan holds a B.S. in Business Administration from Pennsylvania State University.

Christopher Mirabelli, Ph.D., age 51, became a director in 2001.
      Christopher Mirabelli, Ph.D. has served as a member of our board of directors since July 2001. From July 2001 to August 2002, Dr. Mirabelli served as our acting non-employee president. From August 2000 to the present, Dr. Mirabelli has served as a General Partner of HealthCare Ventures, a venture capital firm. From December 1999 to July 2000, Dr. Mirabelli served as President of Pharmaceutical Research and Development and a member of the board of directors of Millennium Pharmaceuticals, Inc., a biopharmaceutical company. From July 1993 to December 1999, Dr. Mirabelli served as Chairman of the Board, President and Chief Executive Officer of LeukoSite, Inc., a biotechnology company. In 1988, Dr. Mirabelli was a founder of Isis Pharmaceuticals, Inc., where he served until July 1993 in several positions, including Executive Vice President. Dr. Mirabelli holds a B.S. in Biology from SUNY-Fredonia and a Ph.D. in Molecular Pharmacology from Baylor College of Medicine.

James B. Tananbaum, M.D., age 43, became a director in 2005.
      James B. Tananbaum, M.D. has served as a member of our board of directors since June 2005. From September 2000 to the present, Dr. Tananbaum has served as a Managing Director of Prospect Venture Partners, a venture capital firm. Since November 30, 2004, Dr. Tananbaum has also served as a Managing Member of Prospect Management Co. III, L.L.C., which is the general partner of Prospect Venture Partners III, L.P. From January 1997 to July 2000, Dr. Tananbaum served as Chief Executive Officer of Theravance, Inc., a biopharmaceutical company. From December 1993 to January 1997, Dr. Tananbaum served as a venture partner of Sierra Ventures, a venture capital firm. Dr. Tananbaum holds a B.S.E.E. from Yale University and an M.D. and an M.B.A. from Harvard University.

Class III Directors (Terms to Expire at the 2007 Annual Meeting)

Paul D. Rubin, M.D., age 52, became a director in 2002.
      Paul D. Rubin, M.D. has served as our President and Chief Executive Officer since August 2002 and as a member of our board of directors since October 2002. From April 1996 to August 2002, Dr. Rubin served as Executive Vice President of Research and Development for Sepracor, Inc., a pharmaceutical company. From July 1993 to March 1996, Dr. Rubin served as Vice President and Worldwide Director Early Clinical Development and Clinical Pharmacology for GlaxoWellcome, Inc., a pharmaceutical company. From June 1987 to June 1993, Dr. Rubin served as Vice President of Immunology and Endocrine Development for Abbott Laboratories, a health care company. Dr. Rubin holds a B.S. in Biology from Occidental College and an M.D. from Rush Medical College.

Nicholas Galakatos, Ph.D., age 48, became a director in 2001.
      Nicholas Galakatos, Ph.D. has served as a member of our board of directors since July 2001. From January 2000 to the present, Dr. Galakatos has served as a General Partner of MPM Capital, LP, a venture capital firm. From February 2005 to the present, Dr. Galakatos has served as a Managing Director of Clarus Ventures, a venture capital firm. From 1997 to January 2000, Dr. Galakatos served as Vice President, New Businesses, for Millennium Pharmaceuticals, Inc. From 1993 to 1997, Dr. Galakatos was an associate at Venrock Associates, a venture capital firm. Prior to that time, Dr. Galakatos was Head, Molecular Biology Research for Novartis AG (formerly Ciba), a pharmaceutical company. He holds a B.S. in Chemistry from Reed College and a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology and performed postdoctoral studies at Harvard Medical School.

Jean George, age 48, became a director in 2003.
      Jean George has served as a member of our board of directors since October 2003. From January 2004 to the present, Ms. George has served as a General Partner, and from February 2002 to December 2003, she served as a Partner, with Advanced Technology Ventures, a venture capital firm. From September 1998 to January 2002, Ms. George served as a Director for BancBoston Ventures, a venture capital firm. From 1988 to July 1998, Ms. George served in a variety of roles, including most recently as Vice President of Sales and Marketing, at Genzyme Corporation, a biotechnology company. Ms. George holds a B.S. in Biology from the University of Maine and an M.B.A. from Simmons College Graduate School of Management.
Class I Directors (Terms to Expire at the 2008 Annual Meeting)

Christopher Walsh, Ph.D., age 62, became a director in 2001.
      Christopher Walsh, Ph.D. has served as a member of our board of directors since July 2001. From June 1987 to the present, Dr. Walsh has served as the Hamilton Kuhn Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School, where he also served as Chair, Biological Chemistry & Molecular Pharmacology. Dr. Walsh holds a B.A. in Biology from Harvard College and a Ph.D. in Life Sciences from Rockefeller University. Dr. Walsh currently serves on the board of directors of Kosan Biosciences, Inc., a biotechnology company.
     H. Shaw Warren, M.D., age 54, became a director in 2000.
      H. Shaw Warren, M.D., has served as a member of our board of directors since July 2000. From July 2000 to July 2001, Dr. Warren served as chairman of our board of directors. From 1987 to the present, Dr. Warren has served as a pediatrician at Massachusetts General Hospital, and from 2000 to the present, Dr. Warren has served as a physician at the Massachusetts General Hospital. From 1993 to the present, Dr. Warren has served as Associate Professor of Pediatrics at Harvard Medical School. Dr. Warren holds a B.S. in Biology from Harvard College and an M.D. from Harvard Medical School.

Robert H. Zeiger, age 62, became a director in 2004.
      Robert H. Zeiger has served as a member of our board of directors since October 2004 and as our lead independent director since February 2005. From October 2000 to the present, Mr. Zeiger has served as a marketing consultant for a number of privately-held pharmaceutical companies. From May 1995 to October 2000, Mr. Zeiger served in a variety of positions for Viragen, Inc., a biopharmaceutical company. Mr. Zeiger served as Chief Executive Officer and Chief Operating Officer of Viragen from May 1995 to September 1998 and Vice Chairman of the Board of Directors from October 1998 to October 2000. From 1985 to 1994, Mr. Zeiger served in a variety of positions for Glaxo, Inc., a pharmaceutical company, including Vice President and General Manager of Glaxo Dermatology, Allen & Hanbury and Glaxo Pharmaceuticals. From 1979 to 1985, Mr. Zeiger served as Vice President of Marketing and Sales of Stiefel Laboratories, an international dermatology company. From 1971 to 1979, Mr. Zeiger served as National Sales Manager for Knoll Pharmaceutical, a pharmaceutical company. Mr. Zeiger holds a B.S. in marketing from Loyola University.
CORPORATE GOVERNANCE
General
      We believe that good corporate governance is important to ensure that Critical Therapeutics, Inc. is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.
Board Determination of Independence
      Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Drs. Galakatos, Mirabelli, Tananbaum and Walsh, Ms. George and Messrs. Dugan and Zeiger has a relationship which would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, and therefore, that each of these directors is an “independent director” as defined under Nasdaq Rule 4200(a)(15).
Board of Directors Meetings and Attendance
      The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.
      Our board of directors met fifteen times during the fiscal year ended December 31, 2005, either in person or by teleconference. During 2005, each of our directors, other than Dr. Walsh, attended at least 75% of the aggregate of the total number of board meetings held during the period each has been a director and the total number of meetings held by all committees on which each director then served. During 2005, Dr. Walsh attended seven of our 15 board meetings and each of the 13 meetings of the audit committee.
      We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so. Seven of our eight directors attended our 2005 annual meeting of stockholders.

Lead Independent Director
      On February 16, 2005, a majority of the independent directors of our board of directors appointed a lead independent director who consults with our Chief Executive Officer and the Nominating and Corporate Governance Committee on matters relating to corporate governance and the performance of our board of directors. The lead independent director provides assistance to the Chief Executive Officer and Corporate Secretary in planning board agendas, acts as the leader of the independent directors and acts as the chair of the independent directors in meetings of the independent directors. Mr. Zeiger is currently serving as our lead independent director.
Board Committees
      Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The members of each committee are appointed by our board of directors, upon recommendation of the nominating and corporate governance committee, and serve one-year terms. Each of these committees operates under a charter that has been approved by the board of directors. We have posted current copies of each committee’s charter on the Corporate Governance section of our website, which can be found at www.crtx.com.
      The board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under Nasdaq rules, and, in the case of all members of the Audit Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee
      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from registered public accounting firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our registered public accounting firm and management to discuss our financial statements, and other financial reporting and audit matters; and

•	preparing the audit committee report required by SEC rules (which is included on page 12 of this proxy statement).
      The members of the Audit Committee are Mr. Dugan, Ms. George and Dr. Walsh. Mr. Dugan serves as chair of the Audit Committee. The board of directors has determined that Mr. Dugan is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met 13 times in 2005.

Compensation Committee
      The Compensation Committee’s responsibilities include:

•	reviewing and recommending approval of the compensation of our executive officers;

•	overseeing the evaluation of our senior executives;

•	reviewing and making recommendations to the board of directors regarding incentive compensation and equity-based plans;

•	administering our stock incentive plans; and

•	reviewing and making recommendations to the board of directors regarding director compensation.
      The members of the Compensation Committee are Dr. Galakatos, Ms. George and Dr. Mirabelli. Dr. Galakatos serves as chair of the Compensation Committee. The Compensation Committee met six times during 2005.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of the board.
      The members of the Nominating and Corporate Governance Committee are Dr. Mirabelli, Dr. Galakatos and Ms. George. Dr. Mirabelli serves as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met three times in 2005.
Director Candidates
      The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, bylaw or otherwise to provide third parties with the right to nominate directors. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the board, with direct input from our chief executive officer and the lead independent director.
      In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies certain criteria, including the candidate’s reputation for integrity, honesty and adherence to high ethical standards, business acumen, experience and judgment, understanding of our business and industry, diligence, conflicts of interest or the appearance thereof, other directorships and their impact on the ability of the candidate to devote adequate time to service on our board, the ability to act in the interests of all stockholders and willingness to serve for at least three years on the board. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will assist our board in fulfilling its responsibilities.

      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the board, by following the procedures set forth under the heading “Stockholder Proposals.”
      James B. Tananbaum has been nominated for election as a director for the first time. In June 2005, in connection with an investment by Prospect Venture Partners III, L.P. in our private placement of common stock and warrants to purchase common stock to institutional and other accredited investors, our board of directors increased the size of the board to nine members and appointed Dr. Tananbaum as a Class II director. Dr. Tananbaum is a Managing Member of Prospect Management Co. III, L.L.C., the general partner of Prospect Venture Partners III, L.P. Please see the section of this proxy statement entitled “Certain Relationships and Related Transactions — 2005 Private Placement” for more information.
Communicating with the Independent Directors
      The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead independent director, or otherwise the chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.
      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead independent director, or otherwise the chairman of the Nominating and Corporate Governance Committee, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421. You should indicate on your correspondence that you are a Critical Therapeutics stockholder.
      Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling the voicemail box at 800-799-6158. Messages to the Audit Committee will be received by the members of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.
Report of the Audit Committee
To the Board of Directors:
      The Audit Committee consists of the following members of the Board of Directors of Critical Therapeutics, Inc.: Richard W. Dugan (Chair), Jean George and Christopher Walsh, Ph.D. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of Deloitte & Touche LLP, the independent registered public accounting firm for the Company. Deloitte & Touche LLP is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on:

•	the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America,

•	management’s assessment of the effectiveness of internal control over financial reporting, and

•	the effectiveness of internal control over financial reporting.
      Each of Mr. Dugan, Ms. George and Dr. Walsh meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission, or SEC, for audit committee membership and is an “independent director” as defined in Nasdaq rules and meets Nasdaq’s financial knowledge and sophistication requirements. Mr. Dugan has been determined by the Board of Directors to be an “audit committee financial expert” under SEC rules. The Audit Committee operates pursuant to a written charter approved by the Board of Directors, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq. The charter is available on the Company’s web site at www.crtx.com by linking to the section titled “Investors” and then “Corporate Governance”.
      The Audit Committee’s responsibility is one of oversight. The Audit Committee’s oversight responsibility relating to the accounting, auditing and financial reporting processes of the Company includes overseeing the Company’s processes and preparedness for the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 conducted by the Company’s independent registered public accounting firm. The Company was first subject to this audit requirement as of December 31, 2005.
      Members of the Audit Committee rely on the information provided and the representations made to them by:

•	management, which has primary responsibility for the Company’s financial statements and reports and for establishing and maintaining appropriate internal control over financial reporting; and

•	our independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board — United States (PCAOB) and expressing an opinion on

•	the conformity of the Company’s financial statements with accounting principles generally accepted in the United States,

•	management’s assessment of the effectiveness of internal control over financial reporting, and

•	the effectiveness of internal control over financial reporting.
      In this context, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.
      We have discussed with Deloitte & Touche LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380, Communication with Audit Committees.
      We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with them their independence. We have concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the Company is compatible with their independence.

      Based on the reviews and discussions referred to above, and exercising our business judgment, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC. We have selected Deloitte & Touche LLP as Critical Therapeutics, Inc.’s independent registered public accounting firm for the year ended December 31, 2006, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

By the Audit Committee of the Board of
Directors of Critical Therapeutics, Inc.

Richard W. Dugan, Chair
Jean George
Christopher Walsh, Ph.D.
Registered Public Accounting Firm’s Fees
      The following table summarizes the fees of Deloitte & Touche LLP, our registered public accounting firm, billed to us for each of the last two years for audit and other services:

Fee Category	2005	2004

Audit Fees(1)	$159,000	$113,000
Audit-Related Fees(2)	62,000	552,000
Tax Fees(3)	32,000	34,000
All Other Fees(4)	—	—

Total Fees	$253,000	$699,000

(1)	Audit fees consist of fees related to professional services rendered in connection with the audit of our consolidated financial statements, the audit of our internal control over financial reporting in 2005 (the first year we were subject to such requirements), the reviews of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” In 2005, these services related to the registration statement on Form S-3 dated June 24, 2005 in connection with resales of shares issued in our private placement and the registration statement on Form S-8 dated June 17, 2005 for shares available for issuance under our equity compensation plans. In 2004, these services related to the registration statement on Form S-1 for our initial public offering on May 27, 2004 and the registration statement on Form S-8 dated September 30, 2004 for shares available for issuance under our equity compensation plans.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of federal and state tax returns and quarterly estimated tax payments, represented $21,200 and $30,965 of the total tax fees in 2005 and 2004, respectively. Tax advice and tax planning services relate to miscellaneous items, such as consultations regarding foreign value added tax filing requirements of $1,000 in 2004 and educational seminars for our employees regarding taxation of stock options of $2,300 in 2004.

(4)	No fees for other services were incurred in 2004 or 2005.

Pre-Approval Policy and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported at the next meeting of the Audit Committee.
Compensation of Directors
      Since the completion of our initial public offering on June 2, 2004, each non-employee member of our board of directors is eligible to receive the following fees:

•	$3,000 for each meeting of the board, up to a maximum of five in any calendar year, that the director attends in person;

•	$1,500 for each meeting of any committee of the board on which the director serves that the director attends in person; and

•	$1,000 for each meeting of the board or any committee of the board on which the director serves that the director attends by teleconference.
      Effective January 1, 2006, the annual fee for the lead independent director increased to $7,000 from $5,000, the annual fee for the chair of our Audit Committee increased to $6,500 from $2,500, the annual fee for the chair of our Compensation Committee increased to $6,000 from $1,500, and the annual fee for the chair of our Nominating and Corporate Governance Committee increased to $5,000 from $1,500. We reimburse each non-employee director for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and its committees. We pay all reasonable expenses related to continuing director education. However, we pay only a pro rata portion of those expenses for our non-employee directors who serve on any additional public company boards.
      We paid annual fees and meeting fees to current non-employee directors for service on our board of directors and committees of the board for the year ended December 31, 2005 as follows: Mr. Dugan, $49,750; Dr. Galakatos, $42,250; Dr. Walsh, $32,500; Dr. Warren, $26,000; and Mr. Zeiger, $47,500. Ms. George, Dr. Mirabelli and Dr. Tananbaum waived annual fees and meeting fees for 2005.
      Each non-employee director also receives an option to purchase up to 25,000 shares of our common stock upon his or her initial election to our board of directors and an option to purchase up to 15,000 shares of our common stock at each year’s annual meeting after which he or she continues to serve as a director. Non-employee directors serving on the board for less than a full year receive a pro rata portion of the stock option grant that we make to non-employee directors following our annual meeting each year. The shares subject to these options become exercisable in 36 equal monthly installments beginning one month from the date of grant. Our directors are eligible to participate in our 2004 Stock Incentive Plan, as amended.

      Under our 2004 Stock Incentive Plan, we granted stock options to current non-employee directors in 2005 as follows:

•	options to purchase 15,000 shares of our common stock at an exercise price of $5.51 per share granted to each of Mr. Dugan, Dr. Galakatos, Ms. George, Dr. Walsh and Dr. Warren on June 2, 2005; and

•	an option to purchase 25,000 shares of our common stock at an exercise price of $6.33 per share granted to Dr. Tananbaum on August 3, 2005.
      These options vest and become exercisable in 36 equal monthly installments beginning one month from the date of grant. Dr. Mirabelli waived the grant of stock options for 2005.
Certain Relationships and Related Transactions

2005 Private Placement
      On June 6, 2005, we entered into securities purchase agreements with institutional and other accredited investors to sell an aggregate of 9,945,261 shares of our common stock at a price of $5.48 per share resulting in gross proceeds of $54.5 million, together with warrants to purchase an aggregate of 3,480,842 shares of our common stock. The warrants are exercisable until June 6, 2010 at an exercise price of $6.58 per share. The warrants are also exercisable on a cashless basis. The private placement contemplated by the securities purchase agreements, which we refer to as the 2005 private placement, closed on June 20, 2005.
      We issued and sold an aggregate of 5,200,732 shares of common stock and warrants to purchase 1,820,257 shares of common stock in the 2005 private placement to the following holders of more than 5% of our common stock and the affiliates of our directors and 5% stockholders:

		Warrants to
	Shares of Common	Purchase Shares of	Aggregate
Purchaser(1)	Stock	Common Stock	Consideration Paid

Prospect Venture Partners III, L.P.(2)	2,281,022	798,358	$12,500,000
Funds managed by Advanced Technology Ventures(3)	1,277,373	447,081	7,000,000
HealthCare Ventures VII, L.P.(4)	1,094,891	383,212	6,000,000
Funds managed by MPM Asset Management II LLC(5)	547,446	191,606	3,000,000

Total	5,200,732	1,820,257	$28,500,000

(1)	Please see the section of this proxy statement entitled “Stock Ownership Information” for more detail on shares beneficially owned by these purchasers.

(2)	James B. Tananbaum, M.D., a member of our board of directors, is a Managing Member of Prospect Management Co. III, L.L.C., the general partner of Prospect Venture Partners III, L.P.

(3)	Consists of 1,027,702 shares of common stock and warrants to purchase 359,696 shares of common stock sold to Advanced Technology Ventures VII, L.P.; 41,241 shares of common stock and warrants to purchase 14,434 shares of common stock sold to Advanced Technology Ventures VII (B), L.P.; 19,823 shares of common stock and warrants to purchase 6,938 shares of common stock sold to Advanced Technology Ventures VII (C), L.P.; 6,125 shares of common stock and warrants to purchase 2,144 shares of common stock sold to ATV Entrepreneurs VII, L.P.; 171,533 shares of common stock and warrants to purchase 60,037 shares of common stock sold to Advanced Technology Ventures VI, L.P.; and 10,949 shares of common stock and warrants to purchase 3,832 shares of common stock sold to ATV Entrepreneurs VI, L.P. Jean George, a member of our board of directors, is a Managing Partner of the general partner of certain of the funds managed by Advanced Technology Ventures.

(4)	Christopher Mirabelli, Ph.D., a member of our board of directors, is a General Partner of HealthCare Partners VII, L.P., the general partner of HealthCare Ventures VII, L.P.

(5)	Consists of 40,730 shares of common stock and warrants to purchase 14,256 shares of common stock sold to MPM BioVentures II, L.P.; 369,088 shares of common stock and warrants to purchase 129,181 shares of common stock sold to MPM BioVentures II-QP, L.P.; 129,964 shares of common stock and warrants to purchase 45,487 shares of common stock sold to MPM BioVentures GmbH & Co. Parallel — Beteiligungs KG; and 7,664 shares of common stock and warrants to purchase 2,682 shares of common stock sold to MPM Asset Management Investors 2001 LLC. Nicholas Galakatos, a member of our board of directors, is an investment manager of each of the funds managed by MPM Asset Management II LLC.
      Each of these investors, other than Prospect Venture Partners III, L.P., was an existing stockholder or affiliated with an existing stockholder prior to the 2005 private placement. These existing stockholders participated in the 2005 private placement on the same terms as the other purchasers. A special committee of the our board of directors, comprised solely of independent members of our board of directors having no financial interests in the transactions contemplated by the 2005 private placement, approved the final terms of the 2005 private placement and the participation of these existing stockholders.
      Pursuant to the securities purchase agreements, we filed a registration statement with the SEC to register the resale of the shares of common stock issued in the 2005 private placement, including shares issuable upon exercise of the warrants. The registration statement was declared effective on July 14, 2005. In addition, we agreed to use our reasonable best efforts to keep the registration statement effective until the earlier of two years after the effective date of the registration statement, the date on which the shares registered become eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any other rule of similar effect, or such time as all the shares registered have been sold by the purchasers. If, prior to that time, we suspend the use of the registration statement by the purchasers for the resale of the shares registered, we have agreed to pay each purchaser as liquidated damages an amount equal to 0.0333% of the purchase price paid by each such purchaser in the 2005 private placement for each day that the use of the registration statement is suspended in excess of 60 consecutive days or 90 days in the aggregate in any 12-month period. We are not obligated to pay liquidated damages in excess of 10% of the purchase price paid by each such purchaser in the 2005 private placement.
      In connection with the closing of the 2005 private placement, on June 20, 2005, we entered into a management rights agreement with Prospect Venture Partners III, L.P. under which we granted Prospect Venture Partners III certain contractual management rights. Under the management rights agreement, if an individual affiliated with or designated by Prospect Venture Partners III is not represented on our board of directors, Prospect will have the right, subject to specified limitations, to:

•	meet with our executive officers to consult with and advise on significant business issues relating to our operations;

•	visit and inspect our properties, including our corporate and financial records;

•	receive copies of all written notices, minutes and consents of our board of directors that we provide to our board of directors; and

•	designate a representative to address our board of directors with respect to concerns of Prospect Venture Partners III regarding any significant business issues that we face.
      The management rights under the management rights agreement terminate upon the earliest of June 30, 2006, the date on which Prospect Venture Partners III ceases to hold a minimum of 1,000,000 shares of our common stock or the effective date of a merger or similar transaction involving us that meets specified conditions.
      In connection with the investment by Prospect Venture Partners III in the 2005 private placement, we also agreed to take all actions reasonably necessary to provide for the election of James B. Tananbaum, M.D. to our board of directors as a Class II Director. Dr. Tananbaum is a managing member of Prospect Management Co. III, L.L.C., the general partner of Prospect Venture Partners III. Dr. Tananbaum was appointed to our board of directors in June 2005.

Other Registration Rights
      As of February 28, 2006, the holders of 18,262,815 shares of our common stock, the holders of warrants to purchase 638,687 shares of our common stock and the holders of options to purchase 2,269,805 shares of our common stock are entitled to cause us to register their shares, or participate in a registration of shares by us, under the Securities Act of 1933, as amended.
      Holders of at least 35% of the shares of our common stock having registration rights may demand that we register all or a portion of their common stock. Holders having registration rights may demand registration of their shares of common stock so long as the then current aggregate market value of that common stock so requested to be registered is at least $5,000,000. If at the time of the demand we are not entitled to register our shares on Form S-3, a short form registration statement, we are required to effect only two of these demand registrations. However, if we are eligible to file a registration statement on Form S-3 (or any successor form), holders of registration rights may make unlimited requests to effect a registration on such forms of their common stock having an aggregate market value of at least $1,000,000.
      In addition, if we register any shares of common stock, either for our own account or for the account of other security holders, the holders of registration rights are entitled to notice of the registration and to include all or a portion of their common stock in the registration.
      A holder’s right to demand or include shares in a registration is subject to the right of the underwriters of the offering to limit the number of shares included in that offering. We will pay all fees, costs and expenses of any demand registrations and registrations on Form S-3, and the holders of the securities being registered will pay all selling expenses.
      These rights are provided under the terms of an investor rights agreement among us and these holders. These holders include the following directors, officers and holders of more than 5% of our voting securities and the affiliates of our directors, officers and 5% stockholders:

Number of
Name of Holder	Registrable Shares

Funds managed by MPM Asset Management II LLC(1)	5,037,483
Funds managed by HealthCare Ventures(2)	4,058,432
MedImmune Ventures, Inc.	2,857,142
Johnson & Johnson Development Corporation	2,104,704
Funds managed by Advanced Technology Ventures(3)	3,629,213
Funds managed by OBP Management IV L.P.(4)	971,427
Paul Rubin, M.D.(5)	1,332,839
Walter Newman, Ph.D.(6)	672,719
Trevor Phillips, Ph.D.(7)	507,348

Total	21,171,307

(1)	Consists of 4,845,877 shares of common stock and warrants to purchase 191,606 shares of common stock held by funds managed by MPM Asset Management II LLC. Dr. Galakatos, a member of our board of directors, is an investment manager of MPM Capital, LP, which is affiliated with each of the funds managed by MPM Asset Management II LLC. Dr. Galakatos disclaims beneficial ownership of the shares held by the funds managed by MPM Asset Management II LLC, except to the extent of his pecuniary interest therein.

(2)	Consists of 4,058,432 shares of common stock held by funds managed by HealthCare Ventures. Dr. Mirabelli, a member of our board of directors, is a General Partner of HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P. Dr. Mirabelli disclaims beneficial ownership of the shares held by the funds managed by HealthCare Ventures, except to the extent of his pecuniary interest therein.

(3)	Consists of 3,182,132 shares of common stock and warrants to purchase 447,081 shares of common stock held by funds managed by Advanced Technology Ventures. Ms. George, a member of our board of directors, is a Managing Director of the general partner of certain of the funds managed by Advanced Technology Ventures. Ms. George disclaims beneficial ownership of the shares held by the funds managed by Advanced Technology Ventures, except to the extent of her pecuniary interest therein.

(4)	These funds are no longer beneficial owners of 5% of our common stock, though they were at the time of the transactions in question.

(5)	Dr. Rubin, a member of our board of directors, is also our President and Chief Executive Officer. Includes 1,281,603 shares of common stock issuable to Dr. Rubin upon exercise of stock options. Also includes 9,866 shares of common stock held by Dr. Rubin’s daughter. Dr. Rubin disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein.

(6)	Dr. Newman is our Chief Scientific Officer and Senior Vice President of Research and Development. Includes 487,387 shares of common stock issuable to Dr. Newman upon exercise of stock options.

(7)	Dr. Phillips is our Chief Operating Officer and Senior Vice President of Operations. Includes 500,815 shares of common stock issuable to Dr. Phillips upon exercise of stock options. Includes 3,200 shares of common stock held by Dr. Phillip’s children. Dr. Phillips disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein.

Stock Options Granted to Directors and Officers
      For information regarding stock options and stock awards granted to our directors and named executive officers in 2005, please see the sections of this proxy statement entitled “Corporate Governance — Compensation of Directors” and “Information About Executive Compensation — Option Grants in Last Fiscal Year.”

Employment Agreements
      We have entered into employment agreements with our executive officers. For a detailed description of those agreements, see the section of this proxy statement entitled “Information About Executive Compensation — Employment Agreements.”

Agreements with MedImmune
      In 2003, we entered into an exclusive license and collaboration agreement with MedImmune, Inc. to jointly develop products directed towards HMGB1, or high mobility group box protein 1. This agreement was amended in December 2005. Under the terms of the agreement, we granted MedImmune an exclusive worldwide license, under patent rights and know-how controlled by us, to make, use and sell products, including small molecules and antibodies, that bind to, inhibit or inactivate HMGB1 and are used in the treatment or prevention, but not the diagnosis, of diseases, disorders and medical conditions.
      Under the collaboration, MedImmune paid us initial fees of $12.5 million in 2003 for the HMGB1 program. We may also receive under the collaboration research and development payments from MedImmune, including a minimum of $4.0 million of research and development payments through the end of 2006, of which $3.0 million had been billed through December 31, 2005. MedImmune paid us $2.75 million in 2005. In addition, we may also receive under the collaboration, subject to the terms and conditions of the agreement, other payments upon the achievement of research, development and commercialization milestones up to a maximum of $124.0 million, after taking into account payments that we are obligated to make to the Feinstein Institute for Medical Research (formerly known as the North Shore-Long Island Jewish Research Institute) on milestone payments we receive from MedImmune.

MedImmune also has agreed to pay royalties to us based upon net sales by MedImmune of licensed products resulting from the collaboration. MedImmune’s obligation to pay us royalties continues on a product-by-product and country-by-country basis until the later of ten years from the first commercial sale of a licensed product in each country and the expiration of the patent rights covering the product in that country. We are obligated to pay a portion of any milestone payments or royalties we receive from MedImmune to the Feinstein Institute, which initially licensed to us patent rights and know-how related to HMGB1.
      In December 2005, MedImmune agreed that the collaboration demonstrated proof-of-concept in two preclinical disease models with human anti-HMGB1 monoclonal antibodies. As a result, MedImmune made a $1.25 million milestone payment to us. In addition, MedImmune agreed to fund an additional $1.0 million of research work performed by our full-time employees in 2006.
      We have agreed to work exclusively with MedImmune in the research and development of HMGB1-inhibiting products. Under the terms of the agreement, MedImmune’s license to commercialize HMGB1-inhibiting products generally excludes us from manufacturing, promoting or selling the licensed products. However, we have the option to co-promote in the United States the first product for the first indication approved in the United States, for which we must pay a portion of the ongoing development costs and will receive a proportion of the profits in lieu of royalties that would otherwise be owed to us.
      MedImmune has the right to terminate the agreement at any time upon six months written notice. Each party has the right to terminate the agreement upon the occurrence of a material uncured breach by the other party. Under specified conditions, we or MedImmune may have certain payment or royalty obligations after the termination of the agreement.
      In connection with the license and collaboration agreement, MedImmune Ventures, Inc., an affiliate of MedImmune, purchased an aggregate of 10,714,286 shares of our series B convertible preferred stock in October 2003 and March 2004 at a purchase price of $1.40 per share. All of these shares converted into 2,857,142 shares of our common stock upon completion of our initial public offering. For more information regarding MedImmune’s stock ownership, see the section of this proxy statement entitled “Stock Ownership Information.”

Transaction with Founding Director
      In January 2001, we entered into a consulting agreement with Dr. Warren, one of our co-founders and a current member of our board of directors. This agreement will terminate on January 31, 2007. Under this agreement, Dr. Warren provides consulting services relating to our research and development activities. In 2005, we paid Dr. Warren $84,000 for these services. We are obligated to pay Dr. Warren consulting fees of $87,000 in 2006 and $7,000 in 2007, in addition to any out-of-pocket expenses incurred by him in performing services thereunder.
      On March 15, 2005, we granted an option to purchase 40,000 shares of our common stock at an exercise price of $7.05 per share to Dr. Warren in connection with his role as a consultant to the Company. These options vest and become exercisable based on the satisfaction of certain corporate goals as determined by the our board of directors in four equal annual installments on December 31 of each of 2005, 2006, 2007 and 2008, provided that any of such shares that remain unvested shall vest on December 31, 2009.

INFORMATION ABOUT EXECUTIVE COMPENSATION
Executive Compensation
      The table below sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2005, 2004 and 2003 to our chief executive officer and each of our four other most highly compensated executive officers who were serving as executive officers on December 31, 2005. We refer to these officers as our named executive officers.
Summary Compensation Table

							Long-Term
							Compensation
							Awards

		Annual Compensation					Number of
							Securities
	Fiscal				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	Compensation		Options	Compensation

Paul D. Rubin, M.D.	2005	$333,100		$110,000	—		—	$1,672	(1)
President and Chief	2004	318,725		90,000	$267,409	(2)	325,000	1,000	(3)
Executive Officer	2003	305,000		101,667	1,645	(4)	502,842	—
Frederick Finnegan	2005	233,300		53,000	—		50,000	1,401	(1)
Senior Vice President of	2004	223,300		40,200	—		125,000	1,000	(3)
Sales and Marketing	2003	69,167	(5)	14,667	30,000	(6)	91,616	—
Walter Newman, Ph.D.	2005	257,800		54,000	—		—	2,965	(1)
Chief Scientific Officer	2004	246,672		44,400	73,077	(2)	200,000	1,000	(3)
and Senior Vice	2003	236,050		47,210	—		197,389	—
President of Research and Development
Trevor Phillips, Ph.D.	2005	240,200		49,000	2,367	(7)	—	1,348	(1)
Chief Operating Officer	2004	229,900		41,400	88,139	(2)	225,000	1,000	(3)
and Senior Vice	2003	186,444		44,000	10,000	(8)	176,926	—
President of Operations
Frank E. Thomas	2005	222,300		47,000	—		—	1,233	(1)
Chief Financial Officer, Senior Vice President of Finance and Treasurer	2004	147,405	(9)	29,000	91,381	(10)	338,333	1,000	(3)

(1)	Represents matching 401(k) contributions of $1,000 made by us on behalf of each of the named executive officers; payments of $672, $401, $1,890, $273 and $233 made by us on behalf of Dr. Rubin, Mr. Finnegan, Dr. Newman, Dr. Phillips and Mr. Thomas, respectively, in connection with insurance premiums we paid for life insurance benefits; and payments of $75 by us to each of Drs. Newman and Phillips in connection with blood donations.

(2)	Amount represents forgiveness of the principal amount and accrued interest on a loan made to the named executive officer and a gross up payment for tax liabilities incurred in respect of such loan forgiveness.

(3)	Represents matching 401(k) contributions made by us on behalf of the named executive officer.

(4)	Amount represents forgiveness of accrued interest on a loan repaid by Dr. Rubin.

(5)	Mr. Finnegan joined our company as an executive officer in September 2003. Mr. Finnegan’s salary for 2003 on an annualized basis was $220,000.

(6)	Amount represents a bonus paid to Mr. Finnegan upon his joining the Company.

(7)	Amount represents reimbursement for non-deductible expenses related to obtaining a work visa including a gross-up payment for tax liabilities in respect of such expenses.

(8)	Amount represents forgiveness of $10,000 of the principal amount of a loan made to Dr. Phillips.

(9)	Mr. Thomas joined our company as an executive officer in April 2004. Therefore, no disclosure is provided for 2003. Mr. Thomas’ salary for 2004 on an annualized basis was $215,000.

(10)	Amount represents reimbursement for relocation expenses including a gross-up payment for tax liabilities in respect of non-deductible moving expenses.
Option Grants in Last Fiscal Year
      The following table sets forth information regarding grants of stock options to purchase shares of our common stock made to our named executive officers during the fiscal year ended December 31, 2005.
Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable
Value at Assumed
	Number of		Percent of			Annual Rates of Stock
	Securities		Total Options			Price Appreciation for
	Underlying		Granted to	Exercise		Option Term(1)
	Options		Employees in	Price per	Expiration
Name	Granted		Fiscal Year	Share	Date	5%	10%

Paul D. Rubin, M.D.	—		—	—	—	—	—
Frederick Finnegan	50,000	(2)	2.83%	$7.75	01/20/15	$243,612	$617,313
Trevor Phillips, Ph.D	—		—	—	—	—	—
Walter Newman, Ph.D.	—		—	—	—	—	—
Frank E. Thomas	—		—	—	—	—	—

(1)	The potential realizable values set forth in these columns are calculated based on the term of the option at the time of grant. These values are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date of grant until the expiration date, net of exercise price. Annual stock price appreciation of 5% and 10% is assumed pursuant to the rules and regulations of the SEC and does not represent our estimate or prediction of our future stock price performance. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and the date on which the options are exercised.

(2)	50% of the underlying shares vested on October 20, 2005 upon the achievement of a milestone as determined by the Compensation Committee of our board of directors and 12.5% of the underlying shares vested on January 21, 2006. The remaining 37.5% of the underlying shares vest in 36 equal monthly installments beginning February 21, 2006.

Aggregated Option Exercises and Fiscal Year-End Option Value Table
      The following table sets forth information regarding the exercise of stock options during the fiscal year ended December 31, 2005 and stock options held as of December 31, 2005 by our named executive officers.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	Shares		December 31, 2005		December 31, 2005(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul D. Rubin, M.D.	2,000	$12,840	577,913	503,690	$3,352,126	$1,845,392
Frederick Finnegan	24,169	117,703	64,239	161,971	111,695	350,972
Trevor Phillips, Ph.D	—	—	155,328	251,320	722,481	661,935
Walter Newman, Ph.D.	—	—	158,929	238,460	768,089	679,906
Frank E. Thomas	4,000	6,540	119,636	204,697	176,047	281,670

(1)	Value of unexercised in-the-money options is calculated by subtracting the option exercise price from the closing price of our common stock on December 31, 2005, then multiplying that amount by the number of shares subject to the option. The closing price of our common stock on December 31, 2005 was $7.18.
Employment Agreements
      On December 21, 2004, we entered into employment agreements with each of the following executive officers: Dr. Rubin, Dr. Newman, Dr. Phillips, Mr. Finnegan, Mr. Thomas and Scott B. Townsend, our Vice President of Legal Affairs and Secretary.
      Each employment agreement has an initial term of three years commencing on January 1, 2005 and will automatically extend for an additional one-year term after such time on each subsequent anniversary of the commencement date unless either we or the executive officer gives 90-days prior notice.

      On November 30, 2005, based on the recommendation of the Compensation Committee, our independent directors approved market-adjustment and merit increases in the annual base salary of our executive officers effective January 1, 2006, as set forth in the table below.

		Base Salary
	Initial Base Salary	Effective
Name and Principal Position	Effective January 1, 2005	January 1, 2006

Paul D. Rubin, M.D.	$333,100	$367,000
President and Chief Executive Officer
Frederick Finnegan	$233,300	$252,600
Senior Vice President of Sales and
Marketing
Walter Newman, Ph.D.	$257,800	$269,500
Chief Scientific Officer and Senior Vice
President of Research and Development
Trevor Phillips, Ph.D.	$240,200	$269,000
Chief Operating Officer and Senior Vice
President of Operations
Frank E. Thomas	$222,300	$252,600
Chief Financial Officer, Senior Vice
President of Finance and Treasurer
Scott B. Townsend, Esq.	$203,800	$222,000
Vice President of Legal Affairs and
Secretary
      In addition, pursuant to changes approved by our independent directors at the recommendation of the Compensation Committee, each executive officer is eligible for an annual maximum cash bonus of 30% of base salary, or 45% of base salary in the case of Dr. Rubin, and an annual equity award. Each executive officer was eligible for an annual cash bonus of 25% of base salary, or 40% of base salary in the case of Dr. Rubin, under the original terms of the employment agreements. The actual amount of any cash bonus or equity award will be determined by the Compensation Committee of our board of directors. The Compensation Committee may make actual cash bonus awards that may be greater or less than the annual maximum cash bonus based on overall corporate performance and individual performance. None of the executive officers is guaranteed either an annual cash bonus or an annual equity award.
      If we terminate the executive officer’s employment other than for “cause” or if the executive officer terminates his employment for “good reason,” in each case as those terms are defined in his employment agreement, then we are obligated to provide the following to the executive officer, provided he executes a release of Critical Therapeutics:

•	a lump sum payment equal to his annual base salary in effect at that time, or, in the case of Dr. Rubin, 125% of his annual base salary in effect at that time plus 50% of the highest annual bonus earned by Dr. Rubin during the three years preceding his termination;

•	monthly payments in the amount of 80% of the monthly COBRA premiums for continued health and dental coverage for the executive officer and his dependents and 100% of the amount of the monthly premiums paid by us for life insurance and disability insurance for the executive officer until the earlier of one year, or, in the case of Dr. Rubin, fifteen months, after termination or the last day of the first month when he is eligible for benefits through other employment;

•	a pro rata payment of his target cash bonus in effect in the year of termination; and

•	accelerated vesting of 50% of his outstanding unvested stock options and restricted stock.
      Immediately upon a “change of control” of Critical Therapeutics, as defined in his employment agreement, each executive officer is entitled to accelerated vesting of 50% of all his outstanding unvested stock options and restricted stock. In addition, if we terminate the executive officer’s employment other than for “cause” or if the executive officer terminates his employment for “good reason” during the period from three months before until one year after the occurrence of a change of control, then we are obligated to provide the following to the executive officer, provided he executes a release of Critical Therapeutics:

•	a lump sum payment equal to his annual base salary in effect at that time, or, in the case of Dr. Rubin, 125% of his annual base salary in effect at that time plus 50% of the highest annual bonus earned by Dr. Rubin during the three years preceding his termination;

•	monthly payments in the amount of 80% of the monthly COBRA premiums for continued health and dental coverage for the executive officer and his dependents and 100% of the amount of the monthly premiums paid by us for life insurance and disability insurance for the executive officer until the earlier of one year, or, in the case of Dr. Rubin, fifteen months, after termination or the last day of the first month when he is eligible for benefits through other employment;

•	a pro rata payment of his target cash bonus in effect in the year of termination;

•	accelerated vesting of 100% of his outstanding unvested stock options and restricted stock; and

•	up to three months of outplacement services.
      Upon voluntary resignation, each executive officer is entitled to a pro rata payment of his annual bonus from the previous year provided that the executive officer gives 90 days’ prior written notice of resignation and executes a release of Critical Therapeutics.
      Each executive officer has agreed not to compete with us during his employment with us and for a one-year period, or, in the case of Dr. Rubin, a fifteen-month period, after termination of employment by us for any reason at or after a “change of control” of Critical Therapeutics. Each executive officer has also agreed not to disclose any confidential information obtained during his employment.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table provides information as of December 31, 2005 about the securities authorized for issuance under our equity compensation plans, consisting of our 2004 Stock Incentive Plan, our 2003 Stock Incentive Plan and our 2000 Equity Incentive Plan, each as amended. All of our equity compensation plans were adopted with the approval of our stockholders.
Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities to		Future Issuance Under
	Be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected
	and Rights	Warrants and Rights	in Column (a))(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	6,200,106	$5.03	379,660
Equity compensation plans not approved by stockholders	—	—	—

Total	6,200,106	$5.03	379,660

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2005, the shares may instead be issued in the form of restricted stock or other stock-based awards under the Critical Therapeutics 2004 Stock Incentive Plan, as amended.

Report of the Compensation Committee
To the Board of Directors:
      The Compensation Committee consists of the following members of the Board of Directors of Critical Therapeutics, Inc.: Nicholas Galakatos, Ph.D. (Chair), Jean George and Christopher Mirabelli, Ph.D., each of whom are independent, non-employee directors. The Compensation Committee administers the Company’s executive compensation program.
      Our executive compensation program is designed to attract, retain and reward executives who can help us achieve our business objectives and thereby maximize stockholder returns. The Compensation Committee recommends compensation policies for Dr. Rubin, our president and chief executive officer, and all other executive officers, which are then acted upon by all of the independent, non-employee members of our board of directors.
      This report is submitted by the Compensation Committee and addresses the compensation policies for the fiscal year ended December 31, 2005 as they affected Dr. Rubin, our president and chief executive officer, and our other executive officers.

Compensation Philosophy
      The objectives of the executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to the achievement of business objectives and individual performance. Our executive compensation philosophy is based on the following principles:
      Competitive and Fair Compensation. We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. In addition to providing competitive compensation packages, we also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.
      To this end, we regularly compare our compensation packages with those of other companies in the biotechnology and pharmaceutical industry, through reviews of survey data and information gleaned from public disclosure filings of publicly traded companies. However, while compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. Our review of this information and these factors forms the basis of our compensation recommendations.
      In addition, in late 2004, we engaged the services of a consultant specializing in the recruiting and compensation of senior executives to assist us in our review of our executive employment arrangements and in formulating recommendations regarding such arrangements for 2005. This consultant produced a report for us regarding executive employment arrangements at biotechnology and pharmaceutical companies comparable to ours, and we discussed the results of this report with the consultant in detail in arriving at our recommendations regarding the employment agreements entered into with our senior executives, which are described in more detail in the section of this proxy statement entitled “Information About Executive Compensation — Employment Agreements” and in setting the initial base salaries and bonus opportunities reflected in such agreements. We believe this review also validated our conclusions regarding executive compensation for 2005, as described in more detail below. In addition, this consultant produced an updated analysis of executive compensation arrangements for us in October 2005, which we considered in arriving at our recommendations for the market adjustment and merit increases in executive base salaries and bonus opportunities for 2006 that are described in “Information About Executive Compensation — Employment Agreements” and mentioned below.
      Sustained Performance. Executive officers are rewarded based upon an assessment of corporate, business group and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic development alliances with third parties and timely development of new processes and product candidates. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our other values are fostered.
      Annual compensation for our executives generally consists of three elements: salary, bonus and stock awards, including options.
      Salary for our executives is generally set by reviewing compensation for comparable positions in the market and the historical compensation levels of our executives. Bonuses, as well as annual increases in salaries, are based on actual corporate and individual performance vis-à-vis targeted performance criteria and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

•	achievement of the operating budget for Critical Therapeutics as a whole or of a business group of Critical Therapeutics;

•	continued innovation in development and commercialization of our technology;

•	timely development of new product candidates or processes;

•	development and implementation of successful marketing and commercialization strategies; and

•	implementation of financing strategies and establishment of strategic development alliances with third parties.
      Subjective performance criteria include an executive’s ability to motivate others, develop the skills necessary to grow as we mature as a company, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The Compensation Committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer’s contribution in light of all criteria. Based on our review of their performance, particularly with regard to the company goals established for 2005, and our recommendation to the independent members of the board of directors, cash bonuses totaling $356,000 were paid in January 2006 to our executive officers in respect of their performance for the fiscal year ended December 31, 2005.
      Compensation for executive officers also includes the long-term incentives afforded by stock options. Our stock option program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with us and his contributions to us, including his success in achieving the individual performance criteria described above. We generally grant options with annual vesting schedules over a four-year period to encourage key employees to continue their employment with us. The option grant made to Mr. Townsend in January 2005 vests over the standard four-year period. We made an option grant in January 2005 to Mr. Finnegan which vests over a four-year period, with accelerated vesting of up to 50% of the shares subject to such option occurring upon the earlier of December 31, 2007 or the achievement of a milestone, as determined by the Compensation Committee. During the fiscal year ended December 31, 2005, we granted stock options to purchase an aggregate of 65,000 shares of our common stock to executive officers at an exercise price of $7.75 per share. All stock options granted to executive officers during the fiscal year ended December 31, 2005 were granted at an exercise price equal to the fair market value of our common stock on the date of grant. In addition, after reviewing the updated compensation analysis from our compensation consultant and the individual performance of our executive officers in 2005, particularly in light of the level of attainment of our company goals for 2005 and their contribution thereto, effective January 3, 2006, we granted stock options to purchase an aggregate of 640,000 shares of our common stock to our executive officers at an exercise price of $7.12 per share, the fair market value of our common stock on January 3, 2006. These options vest over our standard four-year vesting period.

      Based on our review of executive compensation practices at comparable companies and the other factors described above, we believe that the total compensation paid to each of our executive officers with respect to their services in 2005 was set at a level that was both reasonable and competitive with that of other senior executives of comparable companies in our industry. In November 2005, our board of directors, pursuant to our recommendation following our examination of an updated analysis from our compensation consultant, elected to increase the base salaries and maximum discretionary bonus amounts for our executives for 2006 in light of market trends, individual performance and the importance of retaining and motivating our executives. Please see the section of this proxy statement entitled “Information About Executive Compensation — Employment Agreements” for more information.
      In November 2005, our board of directors approved, based on the recommendation of the Compensation Committee, company goals for 2006 for the purpose of bonus calculations at the end of the year for our executives. The company goals for 2006 include:

•	enhancing the commercial value of zileuton by meeting ZYFLO® sales targets, making specified regulatory filings and achieving specified business development goals;

•	progressing our research and development pipeline by making specified regulatory filings and achieving specified pre-clinical and clinical development milestones and business development goals for our other product candidates;

•	maintaining our financial position by managing our cash balance and raising capital, as necessary, to support our operating plan, and communicating effectively with investors; and

•	recruiting and retaining key employees to create an effective organization.

Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation over $1 million paid to the company’s chief executive officer and four other most highly compensated executive officers. Qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met.
      The Compensation Committee reviews the potential impact of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate and in the best interests of our company and our stockholders, after taking into consideration changing business conditions and the performance of our officers.

Dr. Rubin’s 2005 Compensation
      Dr. Rubin is eligible to participate in the same executive compensation plans available to our other executive officers.
      Dr. Rubin’s annual salary increased from $318,725 for the fiscal year ended December 31, 2004 to $333,100 for the fiscal year ended December 31, 2005. In addition, in December 2005, our board of directors authorized a grant on January 3, 2006 of stock options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $7.12. Dr. Rubin also received a bonus of $110,000 paid in January 2006 for his performance during the fiscal year ended December 31, 2005. In determining Dr. Rubin’s overall compensation, the Compensation Committee considered, among other things:

•	Dr. Rubin’s strong leadership in guiding Critical Therapeutics since its initial public offering in 2004;

•	Dr. Rubin’s position as a leading executive in the biopharmaceutical industry;

•	Critical Therapeutics’ performance over the past fiscal year relative to its peer companies;

•	Critical Therapeutics’ achievement of targeted goals for the development of its products;

•	an assessment of continuing progress of the company’s business plan; and

•	Dr. Rubin’s overall compensation package relative to that of other chief executives in our industry, including past option grants.
      The Compensation Committee believes that Dr. Rubin’s overall annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level that is both reasonable and competitive with other chief executives of comparable companies in the industry.

By the Compensation Committee of the Board
of Directors of Critical Therapeutics, Inc.

Nicholas Galakatos, Ph.D., Chair
Jean George
Christopher Mirabelli, Ph.D.
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation Committee during the fiscal year ended December 31, 2005 were Drs. Galakatos and Mirabelli and Ms. George. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2005, or formerly, an officer or employee of Critical Therapeutics or any subsidiary of Critical Therapeutics, except that Dr. Mirabelli served as our acting non-employee president from July 2001 to August 2002, nor has any member of the Compensation Committee had any relationship with Critical Therapeutics during the fiscal year ended December 31, 2005 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.
      None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of Critical Therapeutics.

COMPARATIVE STOCK PERFORMANCE GRAPH
      The comparative stock performance graph below compares the cumulative total stockholder return for our common stock with the cumulative total return of the NASDAQ Composite Index, the NASDAQ Biotechnology Index, which we refer to as the NASDAQ Biotech Index, and the American Stock Exchange Biotechnology Index, which we refer to as the AMEX Biotech Index. The comparison assumes the investment of $100.00 on May 27, 2004, the date our common stock was first publicly traded, in each of our common stock, the NASDAQ Composite Index, the NASDAQ Biotech Index and the AMEX Biotech Index and assumes the reinvestment of dividends.

	5/27/04	6/30/04	9/30/04	12/31/04	3/31/05	6/30/05	9/30/05	12/31/05

Critical Therapeutics, Inc.	$100.00	$98.59	$82.39	$112.68	$95.63	$98.87	$132.68	$101.13
NASDAQ Composite Index	$100.00	$103.30	$95.82	$110.06	$101.31	$104.42	$109.41	$112.40
NASDAQ Biotech Index	$100.00	$99.17	$93.34	$100.39	$84.99	$90.21	$102.56	$103.28
AMEX Biotech Index	$100.00	$101.39	$101.84	$105.72	$95.73	$109.64	$125.97	$132.26
PROPOSAL TWO — ADOPTION OF 2006 CRITICAL THERAPEUTICS, INC. EMPLOYEE STOCK PURCHASE PLAN
      On February 23, 2006, our board of directors approved, subject to stockholder approval, the adoption of the 2006 Employee Stock Purchase Plan, or the 2006 Purchase Plan, under which 400,000 shares of common stock will be authorized for issuance.
      The board of directors wishes to provide for shares of common stock to be made available for purchase by employees to attract and retain the best available personnel, provide additional incentive to our officers and employees and promote the success of our business.
      Stockholders are asked to approve the 2006 Purchase Plan to qualify the 2006 Purchase Plan under Section 423 of the Internal Revenue Code of 1986, as amended, or the Code, and in order to satisfy NASDAQ rules relating to stockholder approval of equity compensation plans. If stockholder approval is not received, the board of directors will reconsider the adoption of the 2006 Purchase Plan.
Board Recommendation
      The board of directors believes that the future success of Critical Therapeutics depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating our officers and employees. Accordingly, the board of directors unanimously recommends a vote “FOR” the approval of the adoption of the Critical Therapeutics, Inc. 2006 Employee Stock Purchase Plan.

Summary of the 2006 Purchase Plan Features
      The following is a brief summary of the 2006 Purchase Plan, and is qualified in its entirety by reference to the copy of the proposed 2006 Purchase Plan attached to this proxy statement as Appendix A. To the extent there is a conflict between this summary and the 2006 Purchase Plan, the terms of the 2006 Purchase Plan will govern. We will furnish a copy of the 2006 Purchase Plan to any stockholder upon written request to Critical Therapeutics, Inc., Attention of Linda S. Lennox, Senior Director, Investor & Media Relations, Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421; telephone: (781) 402-5700.
      Purpose. The purpose of the 2006 Purchase Plan is to provide our employees and employees of designated subsidiaries, referred to as participating companies, an opportunity to participate in ownership of Critical Therapeutics by purchasing shares of our common stock through payroll deductions. We are currently the only participating company in the 2006 Purchase Plan. The 2006 Purchase Plan and the right of participants to make purchases thereunder are intended to meet the requirements of an “employee stock purchase plan” as defined in Section 423 of the Code.
      The 2006 Purchase Plan was adopted by our board of directors on February 23, 2006. If approved by our stockholders, the 2006 Purchase Plan will become effective as soon as administratively feasible following stockholder approval, but not before May 1, 2006. No offerings have commenced, and no shares have been issued, under the 2006 Purchase Plan to date. If stockholder approval is obtained, the first offering under the 2006 Purchase Plan is expected to commence on June 1, 2006 or the first business day thereafter.
      Administration. The 2006 Purchase Plan will be administered by our board of directors or a committee of the board of directors. We will pay all costs and expenses incurred in plan administration without charge to participants. All cash proceeds held or received by us from payroll deductions under the 2006 Purchase Plan may be combined with other corporate funds and may be used for any corporate purpose.
      Shares and Terms. The stock issuable under the 2006 Purchase Plan may be authorized but unissued shares of our common stock or shares held in treasury. Assuming approval of the 2006 Purchase Plan, the maximum number of shares of Common Stock that may be issued under the 2006 Purchase Plan is 400,000, subject to adjustment as described below. Shares of common stock subject to a terminated purchase right under the 2006 Purchase Plan are available for purchase pursuant to purchase rights subsequently granted under the plan.
      Adjustments. If any change in our common stock occurs, as a result of a recapitalization, stock dividend, stock split, combination of shares, exchange of shares, distribution other than an ordinary cash dividend or other change affecting the outstanding shares of our common stock as a class, we will make appropriate adjustments to the class and maximum number of shares subject to the 2006 Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights.
      Eligibility. Generally, any individual who is customarily employed by a participating company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the 2006 Purchase Plan. Approximately 179 employees (including six officers) would be eligible to participate in the 2006 Purchase Plan as of March 24, 2006, were the 2006 Purchase Plan in effect on such date.
      Offering Periods. The 2006 Purchase Plan is implemented by offering periods which generally have a duration of six months. Generally, offering periods start on the first business day in each of June and December and end, respectively, on the last business day of November of the same year and May of the next year. The first offering period will begin following stockholder approval of the 2006 Purchase Plan on or about June 1, 2006 and will end on November 30, 2006. The board or committee administering the 2006 Purchase Plan may, in its discretion, vary the beginning date and ending date of the offering periods prior to their commencement, provided no offering period shall exceed 12 months in length.

      Each participant in the 2006 Purchase Plan will be granted a purchase right on the first day of the offering period that will be automatically exercised on the last day of the offering period.
      Purchase Price. The purchase price per share under the 2006 Purchase Plan will be 85% of the lower of

•	the fair market value of a share of our common stock on the first day of the applicable offering period, or

•	the fair market value of a share of our common stock on the last day of the applicable offering period.
      Generally, the fair market value of our common stock on a given date is the closing sale price of a share of our common stock, as reported on the stock market on which the our common stock then is traded. The fair market value of a share of our common stock as reported in the NASDAQ Stock Market as of March 24, 2006 was $5.24 per share.
      Limitations. The 2006 Purchase Plan imposes certain limitations upon a participant’s rights to acquire shares of our common stock thereunder, including the following:

•	No purchase right may be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of our stock or any subsidiary of ours.

•	The right to purchase shares of our common stock under the 2006 Purchase Plan (or any other employee stock purchase plan that we or any of our subsidiaries may establish) in an offering period may not accrue at a rate that exceeds $25,000 in fair market value of our common stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.
      Purchase rights are exercisable only by the participant during the participant’s lifetime and are not assignable or transferable by the participant, other than by the laws of descent and distribution.
      Payment of Purchase Price; Payroll Deductions. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the offering period. The deductions may not exceed 15% of a participant’s cash compensation paid during an offering period. Compensation for this purpose will include the amount of money reportable on the participant’s federal income tax withholding statement, excluding all overtime, shift premium, incentive or bonus awards, sales commissions, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains associated with the exercise of stock options or stock appreciation rights, income related to employer-paid life insurance premiums, income related to the forgiveness of indebtedness, and other similar items.
      The participant will receive a purchase right (referred to as an “Option” in the text of the 2006 Purchase Plan) for each offering period in which he or she participates to purchase up to the number of shares of our common stock determined by dividing such participant’s payroll deductions accumulated prior to the purchase date by the applicable purchase price, subject to the limitations described above. Unless the board or the applicable committee determines otherwise, no fractional shares shall be purchased. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent offering period unless the participant elects not to continue his or her participation in the plan. No interest shall accrue on the payroll deductions of a participant in the 2006 Purchase Plan. A participant may discontinue his or her deductions once during an offering period, but may not increase or decrease his or her deduction during an offering period.
      Termination of Participation. A purchase right shall terminate at the end of the offering period or earlier if the participant terminates employment or the participant elects to withdraw from the 2006

Purchase Plan, and then any payroll deductions which the participant may have made with respect to a terminated purchase right will be refunded or used to purchase shares of our common stock, at the election of the participant.
      Corporate Transaction. In the event of

•	a merger or consolidation of our company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

•	any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction; or

•	any liquidation or dissolution of our company,
      each of which events is referred to as a reorganization event, the board or the applicable committee may take any one or more of the following actions as to outstanding purchase rights:

•	provide that the purchase rights be assumed, or substantially equivalent purchase rights be substituted, by the acquiring or succeeding corporation or an affiliate thereof,

•	upon written notice to participants, provide that all outstanding purchase rights will be terminated as of the effective date of the reorganization event, and that all such outstanding purchase rights will become exercisable to the extent of accumulated payroll deductions as of a date specified in such notice,

•	upon written notice to participants, provide that such purchase rights will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participants as of such date, or

•	in the event of a reorganization event resulting in the payment of cash to holders of our common stock, make or provide for a cash payment to participants in an amount equal to the excess, if any, of the aggregate amount of the cash payment the participant would be entitled to receive if the purchase right were exercised prior to the reorganization event and the aggregate purchase price for the purchase right, in exchange for termination of the purchase right.
      The grant of purchase rights under the 2006 Purchase Plan will in no way affect our right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
      Proration of Purchase Rights. If the total number of shares of our common stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the 2006 Purchase Plan, the board or the applicable committee shall make a pro rata allocation of the shares remaining.
      Amendment and Termination. The 2006 Purchase Plan may be terminated at any time by our board of directors.
      Our board of directors may at any time and from time to time amend the 2006 Purchase Plan in any respect, except that, if the approval of any such amendment by our shareholders is required by Section 423 of the Code, such amendment may not be effected without such approval, and in no event may any amendment be made which would cause the 2006 Purchase Plan to fail to comply with Section 423 of the Code.
      Federal Income Tax Consequences. The following generally summarizes the United States Federal income tax consequences that will arise with respect to participation in the 2006 Purchase Plan and with respect to the sale of common stock acquired under the 2006 Purchase Plan and that the 2006 Purchase Plan complies with Section 423 of the Code. This summary assumes that our stockholders approve the 2006 Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

      Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.
      If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.
      Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.
      If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
      Tax Consequences to the Company. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
      The foregoing is only a summary of the federal income taxation consequences to the participant and to us with respect to the shares purchased under the 2006 Purchase Plan. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any city, state or foreign country in which the participant may reside.
      Purchase Plan Benefits. Since purchase rights are subject to discretion, including an employee’s decision not to participate in the 2006 Purchase Plan, purchases of common stock under the 2006 Purchase Plan for the current fiscal year are not determinable.
PROPOSAL THREE — RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM
      Our board of directors has selected the firm of Deloitte & Touche LLP as its registered public accounting firm for the fiscal year ending December 31, 2006.
      Although stockholder approval of the board of directors’ selection of Deloitte & Touche LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of Deloitte & Touche LLP.
      Deloitte & Touche LLP also served as our registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation
      The board of directors unanimously recommends a vote “FOR” the ratification of the selection of Deloitte & Touche LLP as Critical Therapeutics, Inc.’s registered public accounting firm for the fiscal year ending December 31, 2006.
OTHER MATTERS
      Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.
SOLICITATION OF PROXIES
      The cost of solicitation of proxies will be borne by Critical Therapeutics. In addition to the solicitation of proxies by mail, officers and employees of Critical Therapeutics may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
REVOCATION OF PROXY
      Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).
STOCKHOLDER PROPOSALS
      In order to be included in proxy material for the 2007 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, Critical Therapeutics, Inc., Attn: Corporate Secretary, 60 Westview Street, Lexington, Massachusetts 02421 no later than November 30, 2006. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.
      In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our corporate secretary at our principal offices in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. The date of our 2007 annual meeting of stockholders has not yet been established, but assuming it is held on April 25, 2007, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2007 annual meeting would need to be provided to our Corporate Secretary no earlier than December 26, 2006 and no later than January 25, 2007.

By Order of the Board of Directors,

Scott B. Townsend, Esq.
Secretary
Lexington, Massachusetts
March 30, 2006
      OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE BY PROXY OVER THE INTERNET, BY TELEPHONE OR BY MAIL. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS OR VOTED BY PROXY OVER THE INTERNET OR BY TELEPHONE.

Appendices
Appendix A — 2006 Employee Stock Purchase Plan of Critical Therapeutics, Inc.*

*	We intend to register the shares of our common stock issuable under the 2006 Employee Stock Purchase Plan as soon as practicable after April 25, 2006.

APPENDIX A
CRITICAL THERAPEUTICS, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN
      The purpose of this 2006 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Critical Therapeutics, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.001 par value (the “Common Stock”), commencing on May 1, 2006. An aggregate of 400,000 shares of Common Stock have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.
      1.     Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.
      2.     Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).
      No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.
      3.     Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each June 1 and December 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six (6) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.
      4.     Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, sales commissions, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, income related to employer-paid life insurance premiums, income related to the forgiveness of indebtedness, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement.

      5.     Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14% or 15% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.
      6.     Deduction Changes. An employee may discontinue his or her payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form at least 15 days prior to the end of the Plan Period. However, an employee may not increase or decrease his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).
      7.     Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.
      8.     Withdrawal of Funds. An employee may at any time prior to the close of business on the business day that is 15 days prior to the end of the Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.
      9. Purchase of Shares.
      (a)     Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) the largest number of whole shares of Common Stock of the Company as does not exceed the employee’s accumulated payroll deductions as of the Exercise Date divided by the Option Price for such Plan Period; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the Option is outstanding at any time.
      (b)     Option Price. The Option Price for each Plan Period will be 85% of the lesser of (i) the closing price of the Common Stock on the first business day of the Plan Period or (ii) the Exercise Date; provided, however, that the Option Price shall be rounded up to the nearest whole penny. The closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.
      (c)     Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

      (d)     Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.
      10.     ESPP Brokerage Account. The shares acquired by an employee participating in the Plan (a “Participant”) shall be deposited directly into a brokerage account which the Participant shall establish at a Company-designated brokerage firm in the name of (i) the employee or (ii) the employee and another person of legal age as joint tenants with rights of survivorship. The account will be known as the ESPP Brokerage Account. The following policies and procedures shall be in place for any shares the Participant wishes to transfer from his or her ESPP Brokerage Account before those shares have been held for the requisite period necessary to avoid a disqualifying disposition under the federal tax laws. Accordingly, the shares must be held in the ESPP Brokerage Account until the LATER of the following two periods: (i) the end of the two (2)-year period measured from the start date of the offering period in which the shares were purchased and (ii) the end of the one (1)-year period measured from the actual purchase date of those shares.
      Except in the case of the sale of shares from the ESPP Brokerage Account, the shares purchased under the Plan shall not be transferable (either electronically or in certificate form) from the ESPP Brokerage Account until the required holding period for those shares is satisfied. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.
      THE FOREGOING PROCEDURES SHALL NOT IN ANY WAY LIMIT WHEN THE PARTICIPANT MAY SELL HIS OR HER SHARES. These procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.
      The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues as an employee of the Company.
      11.     Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.
      12.     Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

      13.     Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
      14.     Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.
      15. Adjustment for Changes in Common Stock and Certain Other Events.
      a)     Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be appropriately adjusted to the extent determined by the Board or the Committee.
      (b) Reorganization Events.
      (1)     Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.
      (2)     Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee shall take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) over (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.
      For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
      16.     Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.
      17. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.
      18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.
      19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.
      20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.
      21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
      22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
      23. Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.
      25. Effective Date and Approval of Shareholders. The Plan shall take effect on May 1, 2006 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors

on February 23, 2006

Approved by the stockholders on
[ ], 2006

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHOLD	FOR ALL EXCEPT
		ALL	AUTHORITY FOR	(See instructions
		NOMINEES	ALL NOMINEES	below)
1.	To elect the following three (3) nominees as Directors of the Company	☐	☐	☐

NOMINEES:
01 Richard W. Dugan
02 Christopher Mirabelli, Ph.D.
03 James B. Tananbaum, M.D.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of the nominee(s) on the line below:

		FOR	AGAINST	ABSTAIN
2.	To approve the adoption of the Company’s 2006 Employee Stock Purchase Plan, under which 400,000 shares of common stock will be authorized for issuance.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE
IN BLUE OR BLACK INK AS SHOWN HERE ☒

Signature	_______________________________	Signature	_______________________________	Date	_______	, 2006

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving title as such. If signer is a partnership, please sign in partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on April 24, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Vote By Internet
http://www.proxyvoting.com/crtx

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Vote By Telephone
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Vote By Mail

Mark, sign and date your proxy
card and return it in the
enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY

  CRITICAL THERAPEUTICS, INC.
60 WESTVIEW STREET
LEXINGTON, MASSACHUSETTS 02421

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2006

     The undersigned, revoking all prior proxies, hereby appoints Trevor Phillips, Ph.D. and Frank E. Thomas, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Critical Therapeutics, Inc. (the “Company”) held of record by the undersigned on March 24, 2006 at the Annual Meeting of Stockholders to be held on April 25, 2006 at 10:00 a.m. and any adjournments thereof. The undersigned hereby directs Trevor Phillips, Ph.D. and Frank E. Thomas to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

(Continued and to be signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage-paid envelope. Thank you in advance for your prompt consideration of these matters.

Sincerely,
Critical Therapeutics, Inc.

Your vote is important. Please vote immediately.

ANNUAL MEETING OF STOCKHOLDERS OF

CRITICAL THERAPEUTICS, INC.

April 25, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.